Item 77Q-1     Morgan Stanley Utilities Fund

On  February  6,  2006,  the Board of Trustees  approved  an
Agreement and Plan of Reorganization dated February 6,  2006
(the "Agreement") with respect to the reorganization between
Morgan  Stanley  Global Utilities Fund  and  Morgan  Stanley
Utilities  Fund.   The Agreement is hereby  incorporated  by
reference  to Exhibit A of the Proxy Statement  included  in
Form N-14/A filed via EDGAR on June 6, 2006.